EXHIBIT 32
Certification of Periodic Financial Report
Pursuant to 18 U.S.C. Section 1350
Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of PTC Inc. (the “Company”) certifies that, to his knowledge, the Quarterly Report on Form 10-Q of the Company for the quarter ended July 1, 2017 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in that Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:	August 8, 2017	/S/ JAMES HEPPELMANN
James Heppelmann President and Chief Executive Officer

Date:	August 8, 2017	/S/ ANDREW MILLER
Andrew Miller
Executive Vice President and Chief Financial Officer